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                                                                      EXHIBIT 99


NEWS from:

Physicians Clinical Laboratory, Inc.
Corporate Headquarters
2495 Natomas Park Drive
Sacramento, CA 95833
(916) 648-3500

                                                   Contact: J. Marvin Feigenbaum
                                                                  (916) 444-3500

For Immediate Release:

                      PHYSICIANS CLINICAL LABORATORY, INC.
                      ANNOUNCES CHAPTER 11 REORGANIZATION


SACRAMENTO, CA -- APRIL 21, 1997 -- Physicians Clinical Laboratory, Inc. announced today that its Chapter 11 reorganization plan was approved by the United States Bankruptcy Court for the Central District of California on Friday, April 18, 1997.

"We are very pleased that our restructuring plan has been approved by the Court," a company spokesperson stated. "Our creditors and shareholders have also overwhelming approved the Plan, and the Company will emerge from Chapter 11 in the next few weeks."

The restructuring plan results in a significant reduction of debt and an infusion of new capital into the business. "Our employees and creditors have worked extremely hard and cooperatively to allow us to restructure our business. We are now poised to compete successfully throughout the State of California and we look forward to a bright future," the Company concluded.

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